Exhibit 99.1

Venus Concept Receives Health Canada Authorization to Market Venus Bliss in Canada

Venus Bliss is a Comprehensive Solution in the Fat Reduction Category; Limited Commercial Launch to Begin in the Fourth Quarter of 2019

TORONTO, November 19, 2019, (GLOBE NEWSWIRE)—Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today announced that it has received a medical device license issued by Health Canada to market Venus Bliss™, a medical aesthetic platform that offers a comprehensive solution to fat reduction and cellulite reduction, with two technologies in one platform. It is intended for use in non-invasive lipolysis of the abdomen and flanks in individuals with a Body Mass Index (BMI) of 30 or less, and is also indicated for use in temporary skin tightening, circumferential reduction, and cellulite reduction.

Venus Bliss is a non-invasive medical aesthetic device that offers a comprehensive solution with two technologies in one system. The 1064 nm diode laser applicators are used to treat focal fat in the abdomen and flanks through non-invasive lipolysis, resulting in fat reduction. To complete the treatment and achieve a more contoured appearance, the (MP)2 applicator is used to tighten lax skin and reduce circumference. It uses our proprietary (MP)² technology which combines Multi-Polar Radio Frequency and Pulsed Electro Magnetic Fields with advanced VariPulse technology. The (MP)2 applicator also reduces the appearance of cellulite – another popular treatment that providers can offer to their patients.

“Fat reduction is one of the fastest growing non-surgical, non-injectable, procedure categories in the medical aesthetics industry today,” said Domenic Serafino, Chief Executive Officer and Director of Venus Concept Inc. “We are excited to introduce our fat reduction solution for the abdomen and flanks. The Venus Bliss is comfortable for patients, provides excellent results, and has little-to-no downtime. The Venus Bliss is expected to be a preferred solution for providers as there is no disposable cost per treatment, which makes the profitability per procedure more compelling for physicians. The Venus Bliss is now cleared for marketing in both the U.S. and Canada, two important markets in the North American non-surgical fat reduction market, a market that is estimated to grow from $430 million in 2017 to more than $1.36 billion by 20251.”

Mr. Serafino continued: “We have announced regulatory clearances for the Venus Bliss in the U.S. and in Canada in recent months and we expect the full commercial launches of these innovative solutions to be important contributors to our multi-year growth profile. The incremental growth we expect from Venus Bliss, beginning in 2020, gives us further confidence in our ability to attractive growth and improving profitability for Venus Concept going forward. We are also pleased with the significant progress we have made to enhance our balance sheet and financial condition. Specifically, the proceeds from the $28 million equity financing that closed on November 7th allowed us to retire Restoration Robotics’ existing debt obligations with Solar Capital Ltd. which has resulted in total debt obligations for the combined company of approximately $69 million. Our merger transaction also converted all outstanding convertible debt obligations which resulted in the combined company having approximately 29.7 million

[1]	Source: Global Non-invasive Fat Reduction Market Report, October 2017. Transparency Market Research

shares of common stock outstanding, on a post reverse split basis. The outlook for Venus Concept is very positive and we believe the combined company is well positioned as a leading player in both the global minimally invasive/non-invasive medical aesthetics market and the minimally invasive surgical hair restoration market.”

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic technologies and reach in over 60 countries and 29 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Freeze Plus, and Venus Bliss. Venus Concept’s hair restoration division includes NeoGraft, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process and the ARTAS® and ARTAS iX™ Robotic Hair Restoration Systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, and Aperture Venture Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, as they relate to Venus Concept, including the expected revenue, operating results and other financial information, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Venus Concept undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the medical device industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: the progress of the commercialization, marketing and manufacturing capabilities for the combined company’s products; the number of Venus Concept systems that are sold; the success of the commercial launch of Venus Bliss; the timing or likelihood of regulatory filings and approvals for products; the expected synergies from the merger; and the expected revenue for the combined company. Venus Concept cannot give any assurances that the combined company will achieve its expectations. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the business of Venus Concept described in the “Risk Factors” section contained in the Registration Statement on Form S-4 and the prospectus and definitive proxy statement contained therein for the merger of Restoration Robotics and Venus and described in the “Risk Factors” section of Restoration Robotics Annual Report on Form 10-K for the year ended 2018 filed on March 20, 2019 and as amended on April 29, 2019, the Restoration Robotics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed on November 14, 2019, as well as any reports that Venus Concept may filed with the SEC in the future. All forward-looking statements included in this press release are based upon information available to Venus Concept as of the date hereof, and Venus Concept assumes no obligation to update or revise such forward-looking statements to reflect events or circumstances that subsequently occur or of which Venus Concept hereafter becomes aware.

Investor Relations Contact:

Westwicke Partners on behalf of Venus Concept

Mike Piccinino, CFA

VenusConceptIR@westwicke.com

For Further Information:

Melissa Kang

Phone: (888) 907-0115, ext. 139

Fax: (855) 905-0115

Email: mkang@venusconcept.com